Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-265717) of PetVivo Holdings, Inc.; and

(2)	Registration Statement (Form S-3 No. 333-264700) pertaining to the 2020 Equity Incentive Plan of PetVivo Holdings, Inc.

of our report dated June 24, 2022, with respect to the consolidated financial statements of PetVivo Holdings, Inc., included in this Annual Report (Form 10-K) of PetVivo Holdings, Inc. for the year ended March 31, 2022.

/s/ Assurance Dimensions Inc.

Assurance Dimensions

Margate, Florida

June 24, 2022